Exhibit 99.1

DraftKings Inc. Announces Proposed Offering of $1 Billion of Convertible Senior Notes

Boston, MA- March 15, 2021-- DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) announced today its intention to offer $1 billion aggregate principal amount of Convertible Senior Notes due 2028 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions and other factors. The Company also expects to grant to the initial purchasers of the Notes a 13-day option to purchase up to an additional $150 million aggregate principal amount of Notes.

The Notes will be unsecured senior obligations of the Company. Upon any conversion, the Company will settle its conversion obligation in cash, shares of its Class A common stock (the “Common Stock”), or a combination of cash and shares of Common Stock, at its election. The interest rate, the initial conversion rate, and other terms and conditions of the Notes will be determined by negotiations between DraftKings and the initial purchaser of the Notes.

The Company intends to use the net proceeds from the offering (including any net proceeds from the sale of any additional Notes that may be sold should the initial purchasers exercise their option to purchase additional Notes) for working capital and general corporate purposes, which may include mergers and acquisitions and products or technology investments that DraftKings may identify in the future. The Company also intends to use a portion of the net proceeds from this offering to pay the cost of capped call transactions described below.

In connection with the offering of the Notes, the Company intends to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The capped call transaction will cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that will initially underlie the Notes. The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional Notes, the Company may enter into additional capped call transactions with the Option Counterparties.

The Company expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties and/or their respective affiliates will enter into various derivative transactions with respect to the Common Stock concurrently with or shortly after the pricing of the Notes and/or purchase shares of the Common Stock in secondary market transactions concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes at that time.

In addition, the Company has been advised by the Option Counterparties that they and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling the Common Stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by the Company on any fundamental change repurchase date, any redemption date, or any other date on which the Notes are retired by the Company, in each case, if the Company exercises its option to terminate the relevant portion of the capped call transactions). This activity could increase (or reduce the size of any decrease in) the market price of the Common Stock or the Notes, and in turn affect holders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Common Stock, if any, and value of the consideration that noteholders will receive upon conversion of the Notes.

The Notes will only be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Notes and the shares of the Common Stock into which the Notes are convertible have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or the shares of the Common Stock into which the Notes are convertible, nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see DraftKings’ Securities and Exchange Commission filings. DraftKings does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Media@draftkings.com

@DraftKingsNews

Investors:

Investors@draftkings.com

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